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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 20, 2001 relating to the financial statements and financial statement schedule of Briazz, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts," in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
April 30, 2001